Exhibit 99.1

ASTROTECH RECEIVES $6.1 MILLION INDEMNITY HOLDBACK FROM THE SALE OF ITS ASTROTECH SPACE OPERATIONS BUSINESS UNIT IN AUGUST 2014
Total Consideration Amounts to $61.0 million
Austin, Texas - March 1, 2016 - Astrotech Corporation (NASDAQ: ASTC) received an indemnity payment of $6.1 million on February 25, 2016, which was held in escrow until the 18-month anniversary of the sale of its Astrotech Space Operations (ASO) business unit to a wholly-owned subsidiary of Lockheed Martin Corporation in August 2014. As of February 25, 2016, Astrotech received a total of $61 million for the sale of the ASO business. No claims were asserted against the indemnity escrow account, and all monies held in escrow related to the sale by Astrotech of the ASO business have been paid to Astrotech.

“This payment is the final installment of the sale of ASO and was a holdback required by the buyer should any unforeseen charges and expenses be identified after the conclusion of the sale. Both Astrotech and Lockheed Martin have worked very diligently and successfully in handing-over the operations and accounting of the ASO business unit, and this payment represents a very smooth transition and a satisfied customer,” stated Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation. “We have now redefined Astrotech as a business accelerator that is successfully identifying and monetizing opportunities. Our other business units are on-track in both their value development and monetization strategies.

“1st Detect is redefining the chemical detection marketplace by improving the performance of explosive and chemical weapon detection instruments while improving the throughput and efficiency of industrial processing. 1st Detect announced last year being selected under the JPM NBC CA (Joint Program Manager for Nuclear, Biological, and Chemical Contamination Avoidance) program with Battelle. We are currently in the development cycle of this program and continue to meet all deliverable and performance requirements.

“Astral Images is commercializing identified government funded satellite image correction technologies and, in March 2015, we acquired film correction software first developed by IBM and Kodak. Astral Images recently completed a contract with a large post-production house and is in discussions with additional leading studios and museum archives. Additionally, Astral is now finalizing the development of our new high dynamic range technology that inexpensively delivers a digital to HDR-10 standard recently published by the Ultra High Definition Alliance.

“The Astrogenetix unit continues to pursue an investigational new drug application with the Food and Drug Administration for Salmonella in conjunction with NASA,” Pickens concluded.

About Astrotech Corporation
Astrotech Corporation (NASDAQ: ASTC) identifies and commercializes emerging disruptive technologies through its closely held subsidiaries. Management sources investment opportunities from various government laboratories, agencies, universities, and corporations, as well as through its own internal research. Sourced from Oak Ridge Laboratory’s chemical analyzer research, 1st Detect develops, manufactures, and sells chemical analyzers that streamline processes for industrial use in the airport security, food and beverage, semiconductor, pharmaceutical, research and environmental markets, and the military. Sourced from decades of image research from the laboratories of IBM and Kodak combined with classified satellite technology from government laboratories, Astral Images sells film to digital image enhancement, defect removal and color correction software, and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information, please visit www.astrotechcorp.com.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact
Eric Stober
Chief Financial Officer
Astrotech Corporation
(512) 485-9530

Investor Relations Contact
Cathy Mattison and Kirsten Chapman
LHA
(415) 433-3777
ir@astrotechcorp.com

2